EXHIBIT 10.90.8

                                                               November 13, 2002

                                      GMAC
                                   COMMERCIAL
                                   CREDIT LLC

TARRANT APPAREL GROUP
TAG MEX, INC.
FASHION RESOURCE (TCL), INC.
UNITED APPAREL VENTURES, LLC
3151 East Washington Boulevard
Los Angeles, CA 90023

Gentlemen:

         Reference is made to the Revolving Credit, Factoring and Security Agreement, dated as of January 21, 2000, by and among Tarrant Apparel Group ("Tarrant"), Tag Mex, Inc. ("Tag"), Fashion Resource (TCL), Inc. ("Fashion"), United Apparel Ventures, LLC ("United"; and together with Tarrant, Tag and Fashion, each, individually, a "Borrower" and collectively, the "Borrowers") and GMAC Commercial Credit LCC, as agent (as a lender and as successor in interest for Finova Capital Corporation and Sanwa Bank California, the "Agent"), and the Lenders from to time parties thereto (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "CREDIT AGREEMENT"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

         1. The Borrowers have advised Agent that, for the quarter prior ended September 30, 2002, (i) Borrowers' Tangible Net Worth was less than $98,500,000, the minimum Tangible Net Worth permitted as at September 30, 2002 under Section 7.5(a) ("Tangible Net Worth") of the Credit Agreement, and (ii) Borrowers' Fixed Charge Coverage Ratio was less than 1.5 to 1.0, the minimum Fixed Charge Coverage Ratio permitted as at September 30, 2002 under Section 7.5(b) (FIXED CHARGE COVERAGE RATIO) of the Credit Agreement. As a result of such noncompliance as at September 30, 2002, Events of Default have occurred and are continuing under subsection (e) of Article XI (EVENTS OF DEFAULT) of the Credit Agreement (the "SUBJECT EVENTS OF DEFAULT"). The Borrowers have requested that Agent waive the Subject Events of Default, and Agent has agreed to, and hereby does, waive such Subject Events of Default subject to the terms and conditions set forth herein; PROVIDED, THAT, Agent does not waive any Events of Default other than the Subject Events of Default as at September 30, 2002 specified above, and Agent hereby reserves all rights and remedies granted to Agent under the Credit Agreement or other documents, applicable law or otherwise, and nothing contained herein shall be construed to limit, impair or otherwise affect the right of Agent to declare a default or an Event of Default with respect to any future non-compliance with any covenant, term of provision of the Credit Agreement or any other documents now or hereafter executed and delivered in connection therewith.


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         2. In  consideration  of  the  waiver  herein,  Borrowers  jointly  and severally agree to pay a non-refundable fee to Agent in the amount of Fifty Thousand ($50,000) Dollars, which fee shall be fully earned as of the date hereof and shall be charged by Agent to Borrowers as of the date hereof.

         3. Each of the Borrowers hereby acknowledges, confirms and agrees that all amounts charged or credited to the Loan Account as of October 31, 2002 are correct and binding upon each of the Borrowers and that all amounts reflected to be due and owing in the Loan Account as of October 31, 2002 are due and owing without defense, offset or counterclaim.

         4. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement are intended or implied, and, in all other respects, the Credit Agreement shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent of any other provision of the Credit Agreement nor shall anything contained herein be construed as a consent by Agent to any transaction other than those specifically consented to herein.

         5. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

         6. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

         7. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

                                            Very truly yours,

                                            GMAC COMMERCIAL CREDIT LLC,
                                            AS AGENT

                                            By:    /S/ ILLEGIBLE
                                                 ------------------------------
                                            Title:  Vice President

ACKNOWLEDGED AND AGREED:

TARRANT APPAREL GROUP
TAG MEX, INC.
FASHION RESOURCE (TCL), INC.
UNITED APPAREL VENTURES, LLC

By:    /S/ PATRICK CHOW
     --------------------------
        Patrick Chow
Title:  Chief Financial Officer